UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2005

The Interpublic Group of Companies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-6686	13-1024020

(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

1114 Avenue of the Americas, New York, New York		10036

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-704-1200

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01           Other Events.

     On December 20, 2005, the Compensation Committee of the Board of Directors of The Interpublic Group of Companies, Inc. (the “Company”), approved the immediate acceleration of vesting of all of the Company’s “underwater” outstanding and unvested stock options previously awarded to its employees under the Company’s equity compensation plans, excluding unvested options (1) granted during the 2005 calendar year, (2) held by Michael Roth or Frank Mergenthaler or (3) held by non-management directors. As a result of the accelerated vesting, options to purchase approximately 8.3 million shares of the Company’s common stock will become immediately exercisable. The weighted average exercise price of the options subject to the acceleration is approximately $18 per share. The number of shares, exercise prices and other terms of the options subject to the acceleration remain unchanged. As of December 20, 2005, all of the Company’s outstanding non-excluded unvested options had per share exercise prices equal to or in excess of $9.585, the average of the high and low price per share as quoted on the New York Stock Exchange on that date, and, accordingly, were “underwater.”

     The accelerated vesting will eliminate the future compensation expense that the Company would otherwise recognize in its consolidated statement of operations with respect to these options once the Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment (“SFAS 123R”), issued by the Financial Accounting Standards Board, becomes effective for reporting periods beginning on or after January 1, 2006. In addition, the acceleration is expected to alleviate certain administrative burdens expected upon adoption of SFAS 123R.  Since most of the options to be accelerated are considerably “underwater,” the Company expects that the accelerated vesting of these stock options will have a positive effect on employee morale, retention and perception of stock option value.

     The accelerated vesting of these stock options is expected to reduce by approximately $28.2 million the non-cash compensation expense that would have been recorded in the Company’s income statements over the course of the original vesting periods through 2010. Upon adoption of SFAS 123R on January 1, 2006, the Company will recognize compensation expense related to any unvested options as of that date as well as any options granted on or after that date.

Cautionary Statement

     This current report on Form 8-K contains forward-looking statements. Statements in this report that are not historical facts, including statements about management’s beliefs and expectations, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in our 2004 Annual Report on Form 10-K/A under Item 1, Business—Risk Factors. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

     Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

  risks arising from material weaknesses in our internal control over financial reporting, including material weaknesses in our control environment;
  potential adverse effects to our financial condition, results of operations or prospects as a result of our restatement of prior period financial statements;
  our ability to satisfy covenants under our credit facilities;
  our ability to satisfy certain reporting covenants under our indentures;
  our ability to attract new clients and retain existing clients;
  our ability to retain and attract key employees;
  potential adverse effects if we are required to recognize additional impairment charges or other adverse accounting-related developments;
  potential adverse developments in connection with the ongoing SEC investigation;
  potential downgrades in the credit ratings of our securities;
  risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates and currency exchange rates; and
  developments from changes in the regulatory and legal environment for advertising and marketing and communications services companies around the world.

     Investors should carefully consider these factors and the additional risk factors outlined in more detail in our 2004 Annual Report on Form 10-K/A under Item 1, Business—Risk Factors.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: December 22, 2005	By:	/s/ Nicholas J. Camera

Nicholas J. Camera
Senior Vice President, General Counsel
and Secretary